                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              HELLO DIRECT, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                              HELLO DIRECT, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

TO THE STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of Stockholders of Hello Direct, Inc., a Delaware corporation (the "Company"), will be held on May 6, 1998 at 9:00 a.m., local time, at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, CA 95138-1858, for the following purposes:

  1. To elect seven (7) directors for the ensuing year and until their successors are elected.

  2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares.

  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

  4. To transact such other business as may properly come before the meeting and any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                                          By Order of the Board of Directors

                                          Raymond E. Nystrom
                                          Vice President of Operations, Chief
                                           Financial Officer and Secretary

San Jose, California
April 9, 1998

                              HELLO DIRECT, INC.

                               ----------------

                           PROXY STATEMENT FOR 1998
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                              PROCEDURAL MATTERS

GENERAL

  The enclosed Proxy is solicited on behalf of Hello Direct, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 6, 1998 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, CA 95138-1858. The Company's telephone number at that location is (408) 972-1990.

  These proxy solicitation materials were mailed on or about April 6, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Only stockholders of record at the close of business on March 13, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of Common Stock, $.001 par value. As of the Record Date, 5,105,594 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 42 stockholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Each holder of Common Stock is entitled to one vote for each share held.

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of the Company's stockholders intended to be presented at the Company's 1999 Annual Meeting of the Stockholders must be received by the Company no later than December 4, 1998, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and (iv) all directors and executive officers as a group.

                                                       NUMBER OF    PERCENTAGE
                                                         SHARES     OF SHARES
     FIVE PERCENT STOCKHOLDERS,                       BENEFICIALLY BENEFICIALLY
  DIRECTORS AND EXECUTIVE OFFICERS                      OWNED(1)      OWNED
  --------------------------------                    ------------ ------------
John B. Mumford (2)..................................  1,346,188       26.3%
 2925 Woodside Road
 Woodside, CA 94062
Deepak Kamra (3).....................................  1,245,356       24.4
 2884 Sand Hill Road, Suite 115
 Menlo Park, CA 94025
Crosspoint Venture Partners II.......................  1,233,688       24.2
 2925 Woodside Road
 Woodside, CA 94062
Entities affiliated with Canaan Venture (4)..........  1,233,606       24.2
 2884 Sand Hill Road, Suite 115
 Menlo Park, CA 94025
Dimensional Fund Advisors, Inc. (5)..................    369,500        7.2
 1299 Ocean Ave., 11th Floor
 Santa Monica, CA 90401
C. Allen Batts (6)...................................    266,794        5.2
Charles E. Volwiler (7)..............................    131,186        2.6
E. Alexander Glover (8)..............................    105,833        2.0
William P. Sousa (9).................................     50,588          *
Ronald J. Becht, Jr. (10)............................     50,533          *
Dennis P. Waldera (11)...............................     30,416          *
Raymond E. Nystrom (12)..............................     15,000          *
John W. Combs (13)...................................     10,750          *
Frank S. McNear......................................      2,456          *
All executive officers and directors as a group (10
 persons) (14).......................................  3,257,644       60.3

--------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 1,233,688 shares held by Crosspoint Venture Partners II ("Crosspoint"), 53,889 shares held by the Mumford Family Trust. Also includes 19,261 shares held by the Crosspoint Retirement Plan for the benefit of Mr. Mumford (the "Retirement Plan"). Also includes 29,600 shares held in an individual retirement account (the "IRA") for the benefit of Mr. Mumford and 9,750 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Mumford, a director of the Company, is a General Partner of Crosspoint. The right to direct the voting and disposition of the shares is shared by the general partners. Accordingly, Mr. Mumford may be deemed to be a beneficial owner of the shares held by Crosspoint. Mr. Mumford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Mumford is also a trustee of the Mumford Family Trust. Mr. Mumford retains the right to direct the voting and disposition of the shares held by the Mumford Family Trust. Accordingly, Mr. Mumford may be deemed to be a beneficial owner of these shares. Mr. Mumford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. This number does not include 50,800 shares held by various trusts for the benefit of children of Mr. Mumford. Mr. Mumford disclaims beneficial ownership of such shares.

 (3) Includes 1,233,606 shares held by Canaan Venture Offshore Limited Partnership C.V. ("Canaan Offshore") and Canaan Venture Limited Partnership ("Canaan") disclosed in note (4) below and 9,750 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date. Mr. Kamra, a director of the Company, is a general partner of several venture capital partnerships affiliated with Canaan Offshore and Canaan. The right to direct the voting and disposition of the shares is shared by the general partners. Accordingly, Mr. Kamra may be deemed to be a beneficial owner of these shares. Mr. Kamra disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (4) Consists of 869,694 shares held by Canaan Venture Offshore Limited Partnership C.V. and 363,912 shares held by Canaan Venture Limited Partnership.

 (5) Based on information provided by Dimensional Fund Advisors, Inc.

 (6) Includes 54,083 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date. Mr. Batts resigned from his position as President and CEO of the Company in June 1997. He continues to serve as a director.

 (7) Includes 18,179 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (8) Includes 100,833 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

 (9) Includes 16,815 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 38,283 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(11) Consists of 30,416 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(12) Consists of 15,000 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(13) Includes 6,750 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date.

(14) See notes (2), (3) and (5)-(12).

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  A board of seven (7) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED; ELECTION OF DIRECTORS

  If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

  The names of the nominees and certain information about them as of the Record Date are set forth below:

                                                                             DIRECTOR
   NAME OF NOMINEE       AGE           POSITIONS WITH THE COMPANY             SINCE
   ---------------       ---           --------------------------            --------
John B. Mumford(1)(2)...  54 Chairman of the Board                             1987
C. Allen Batts..........  53 Director                                          1988
John W. Combs...........  50 Director                                          1996
E. Alexander Glover.....  54 President, Chief Executive Officer and Director   1997
Deepak Kamra (2)........  41 Director                                          1995
William P. Sousa (1)....  63 Director                                          1987
Charles E. Volwiler.....  42 Director                                          1997

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

  Mr. Mumford is a co-founder of the Company and has served as Chairman of the Board since the Company's inception. Mr. Mumford has served as President of Crosspoint Corporation since 1972 and as Managing General Partner of Crosspoint Venture Partners since 1982. Mr. Mumford currently serves as a director of a number of private companies primarily in the information technology area. Mr. Mumford was a director of Office Depot, a public company, from 1986 through April 1997. Mr. Mumford was a founding director of Inmac Corp. and served in such capacity until its merger with Micro Warehouse in 1996. Mr. Mumford holds a B.S. from Arizona State University and an M.B.A. from Stanford University.

  C. Allen Batts co-founded the Company in 1987 and served as President, Chief Executive Officer of the Company from 1988 through June 1997. From 1984 to 1987, Mr. Batts was an officer of Contel Texocom, a communication products distribution company, most recently serving as President. From 1964 to 1984, Mr. Batts held management and executive positions at North Supply, Carolina Telephone and United Intermountain Telephone, each of which was a subsidiary of United Telecommunications, Inc. (now Sprint Corporation). Mr. Batts holds an M.B.A. from Rockhurst College.

  Mr. Combs has been employed by Nextel Communications since 1993 and is presently President of the Southwest Area. From 1991 to 1993, he served as Executive Vice President of Sales, Marketing and Customer Care of L.A. Cellular. Mr. Combs was President of Mitel, Inc. from 1988 to 1991 and was Executive Vice President and General Manager--Direct Sales Division for Fujitsu Business Communications from 1977 to 1988. Mr. Combs is a director of Digital Microwave, a public company. Mr. Combs earned a Bachelor of Science degree from California Polytechnic State University.

  E. Alexander Glover was appointed Chief Executive Officer of the Company in December 1997 and President in June 1997. Mr. Glover joined the Company in 1995 as Executive Vice President. From 1983 to 1994, Mr. Glover was Senior Vice President, Marketing and R&D for Kransco Group Companies ("Kransco"), a toy and sporting goods company. Mr. Glover was also a member of the Corporate Executive Committee at Kransco. From 1969 to 1983, Mr. Glover progressed through various senior marketing management positions with Procter & Gamble Co., in its Paper and Packaged Soap/Detergent Divisions. Mr. Glover holds a Bachelor degree from Harvard University and M.B.A. from Stanford University.

  Mr. Kamra is a general partner of several venture capital partnerships controlled by Canaan Partners, where he has also served as an associate and principal since 1991. From 1986 to 1991, he held several senior sales and marketing positions at Aspect Telecommunications, a manufacturer of call transaction processing systems. From 1983 to 1986, Mr. Kamra served as a marketing manager and Assistant to the President at ROLM Corporation, a PBX switch vendor. From 1981 to 1983, he was General Manager of a distribution division of TRW Datacomm International in Canada. Mr. Kamra currently serves as a director of a number of private companies. Mr. Kamra is a director of Concord Communications, a public company. He holds a Bachelor of Commerce degree from Carleton College and an M.B.A. from Harvard University.

  Mr. Sousa currently serves as a consultant to technology companies. Mr. Sousa served as the President and Chief Executive Officer of Air Communications, Inc., a high technology marketing development company specializing in wireless data and general communications products, from November 1993 to November 1994. From September 1991 to October 1993, Mr. Sousa served as President and Chief Executive Officer of Insite Peripherals, Inc. ("Insite"), a high technology marketing and development company specializing in high capacity floptical disk drives. Prior to working at Insite, he was Executive Vice President of Inmac Corp., a direct marketer of computer hardware and software products.

  Charles E. Volwiler co-founded the Company in 1987 and has served as Vice President since then. Prior to co-founding Hello Direct, Mr. Volwiler was Director of Marketing for Devoke. In 1977 Mr. Volwiler joined Devoke, which was owned by New England Business Service ("NEBS") from 1983 to 1989. Mr. Volwiler remained with NEBS until 1987. Mr. Volwiler holds a B.S. in Commerce from Santa Clara University.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of five (5) meetings during fiscal 1997. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

  The Compensation Committee, which consisted of directors John B. Mumford and William P. Sousa during fiscal year 1997, met four (4) times by written consent during the fiscal year. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

  The Audit Committee, which consisted of directors John B. Mumford and Deepak Kamra, did not meet during fiscal 1997. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.

  No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

COMPENSATION OF DIRECTORS

  In fiscal year 1997, the Company's directors did not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors were reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. In fiscal year 1998, in addition to the reimbursement of expenses, each non-employee director will be paid $500 for each regular Board meeting attended.

  In fiscal year 1997, under the terms of the Director Stock Option Plan, there were no options granted to any of the outside directors. In fiscal year 1998, each of the outside directors received on January 1, 1998, an option for the purchase of 3,000 shares of the Company's Common Stock having an exercise price of $6.625 per share and vesting quarterly during the fiscal year.

                                 PROPOSAL TWO

                           APPROVAL OF AMENDMENT TO
                     THE 1995 EMPLOYEE STOCK PURCHASE PLAN

PROPOSED AMENDMENT

  The 1995 Employee Stock Purchase Plan (the "ESPP") was amended by the Board of Directors in January 1998 to reserve an additional 150,000 shares of Common Stock for issuance thereunder to increase the total number of shares of Common Stock for issuance thereunder to 305,000. At the Annual Meeting, the stockholders are being requested to ratify and approve this amendment.

REASONS FOR THE AMENDMENT

  The Company relies upon the ESPP as one of the benefits necessary to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the ESPP so that the Company may continue to attract and retain the services of eligible employees by providing such employees an opportunity to purchase the Company's Common Stock through accumulated payroll deductions and by increasing the incentives to its eligible employees in the form of equity ownership. While encouraging employees to be stockholders, the Company recognizes that option grants to employees can result in dilution to existing stockholders.

SHARES SOLD PURSUANT TO THE ESPP

  The initial offering period under the ESPP began on April 15, 1995, and from that date to the Record Date 102,101 shares of the Company's Common Stock were sold under the ESPP. The number of shares sold in each offering period will vary with the number of participants, the amount of their payroll deductions and the fair market value of the Company's Common Stock.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment of the ESPP.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE ESPP

  A description of the principal features of the ESPP, a copy of which may be obtained from the Company, is set forth below.

  General. The ESPP was adopted by the Company's Board of Directors in February 1995. The purpose of the ESPP is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  Administration. The ESPP may be administered by the Company's Board of Directors or a committee appointed by the Board. The interpretation and construction of any provision of the ESPP by the Board or its committee shall be final and binding. Members of the board receive no additional compensation for their services in connection with the administration of the ESPP. The ESPP is implemented by offering periods lasting for six (6) months, with a new offering period commencing every six months.

  Eligibility; Purchase of Common Stock. As of the Record Date, the Company had 212 employees. Employees will be eligible to participate in the ESPP if
(i) employed by the Company on the first day of an offering period and (ii) customarily employed by the Company for more than five months per calendar year and for at least 20 hours per week; provided, however that no employee shall be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Options granted pursuant to the ESPP may be exercised at the end of six-month periods, the first of which commenced on April 15, 1995. The ESPP permits eligible employees to purchase the Company's Common Stock through voluntary payroll deductions, which may not exceed 15% of an employee's compensation or other limits imposed by the Code, at a price equal to 85% of the lower of the fair market value of the Common Stock at (i) the beginning of each six-month offering period or (ii) the last day of such offering period. The number of shares subject to the option may not exceed a number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the first day of offering period. Employees may end their participation in the ESPP at any time during an offering period and participation ends automatically on termination.

  Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

  Capital Changes. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of outstanding shares of Common Stock, proportionate adjustments will be made by the Company in the shares subject to purchase and in the price per share under the ESPP.

  Effect of Change in Control. In the event of certain changes in control of the Company, any outstanding option on the date of such change in control shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period then in progress shall be shortened by setting a new exercise date which shall be before the date of the change of control.

  Amendment and Termination. The Board of Directors may at any time amend or terminate the ESPP in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Section 423 of the Code or any successor or applicable law or regulation, the Company must obtain shareholder approval of any ESPP amendment in such a manner and to such a degree as is required by applicable law, rule or regulation. In any event, the ESPP will terminate in February 2005.

  Withdrawal. Generally, a participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

TAX INFORMATION

  The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount and character of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon the sale or disposition of shares prior to the expiration of the holding periods described above.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE ESPP AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE EMPLOYEE STOCK ESPP

  The following table sets forth information with respect to shares purchased under the ESPP during the fiscal year ended December 31, 1997 to (i) each Named Executive Officer (as defined below), (ii) all persons who were executive officers during fiscal year 1997 as a group, (iii) all other employees as a group:

                                                              NUMBER OF
                                                               SHARES    DOLLAR
    NAME AND POSITION OF INDIVIDUAL OR IDENTITY OF GROUP      PURCHASED VALUE(1)
    ----------------------------------------------------      --------- --------
E. Alexander Glover..........................................     --        --
 President, Chief Executive Officer and Director
C. Allen Batts...............................................     --        --
 Former Chief Executive Officer, Director
Ronald J. Becht, Jr. ........................................     --        --
 Vice President, Product Marketing
Raymond E. Nystrom...........................................     --        --
 Vice President, Operations and Chief Financial Officer
Dennis P. Waldera............................................     --        --
 Vice President, Direct Marketing
Frank S. McNear..............................................   1,666   $ 1,879
 Former Vice President, Sales
All executive officers as a group (5 persons)................     960     1,155
All other employees as a group...............................  41,853    48,840

--------
(1) This column represents the market value of the shares on the date of purchase, minus the purchase price.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1988. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                      ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer, (ii) the Company's former Chief Executive Officer,
(iii) each of the Company's four other most highly compensated executive officers in 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1995, 1996 and 1997:

                          SUMMARY COMPENSATION TABLE

                                               LONG-TERM
                                              COMPENSATION
                                              ------------
                         ANNUAL COMPENSATION     AWARDS
                         -------------------- ------------ SECURITIES  ALL OTHER
  NAME AND PRINCIPAL                                       UNDERLYING COMPENSATION
       POSITION           YEAR    SALARY($)   BONUS($)(1)  OPTIONS(#)    ($)(2)
  ------------------     ------- ------------ ------------ ---------- ------------
E. Alexander Glover
 (3)...................     1997 $   300,000    $130,000     30,000      $8,180
 President, Chief           1996     250,000         --      30,000       7,980
 Executive Officer          1995     132,300      75,000    100,000       6,813
 and Director
C. Allen Batts (4).....     1997     275,000      61,875     50,000       6,126
 Former President,          1996     198,200         --         --        5,025
 Former Chief               1995     164,700         --     100,000       5,025
 Executive Officer and
 Director
Ronald J. Becht, Jr. ..     1997     150,000      66,250     20,000       2,711
 Vice President of          1996     140,000         --         --        1,995
 Product Marketing          1995     118,500         --      30,000       1,995
Raymond E. Nystrom (5).     1997     167,500      72,813        --        5,527
 Vice President of          1996      26,667         --      45,000         --
 Operations
 and Chief Financial
 Officer
Dennis P. Waldera (6)..     1997     162,500      70,938     20,000       4,008
 Vice President of          1996     106,800         --      50,000       3,788
 Direct Marketing
Frank S. McNear (7)....     1997      97,700      33,800     20,000         --
 Former Vice President      1996     104,500         --      20,000         --
 of Sales

--------
(1) The Company establishes each year a Management Bonus Plan for which senior management is eligible. The amount of a particular employee's bonus varies depending on salary level, position with the Company and the operating results of the Company.

(2) Represents premiums for long-term disability benefits.

(3) Mr. Glover was hired in March 1995.

(4) Mr. Batts resigned as President and CEO of the Company in June 1997.

(5) Mr. Nystrom was hired in November 1996.

(6) Mr. Waldera was hired in April 1996.

(7) Mr. McNear was hired in February 1996 and resigned in August 1997.

OPTION GRANTS IN FISCAL 1997

  The following table provides information with respect to stock option grants in fiscal 1997 to the Named Executive Officers.

                                       INDIVIDUAL GRANTS(1)
                         -------------------------------------------------
                                                                              POTENTIAL
                                                                              REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                         NUMBER OF                                         APPRECIATION FOR
                         SECURITIES   % OF TOTAL                                OPTION
                         UNDERLYING OPTIONS GRANTED                           TERM($)(4)
                          OPTIONS   TO EMPLOYEES IN  EXERCISE   EXPIRATION ----------------
          NAME            GRANTED   FISCAL YEAR(1)  PRICE($)(2)  DATE(3)     5%      10%
------------------------ ---------- --------------- ----------- ---------- ------- --------
E. Alexander Glover.....   30,000        15.2%        $5.125     4/17/07   $96,693 $245,038
C. Allen Batts..........   50,000        25.3          5.125     4/17/07   161,154  408,397
Ronald J. Becht, Jr.....   20,000        10.1          5.125     4/17/07    64,462  163,359
Raymond E. Nystrom......      --          --             --          --        --       --
Dennis P. Waldera.......   20,000        10.1          5.125     4/17/07    64,462  163,359
Frank S. McNear.........   20,000        10.1          5.125     4/17/07    64,462  163,359

--------
(1) The Company granted options to purchase 197,500 shares of Company Stock to employees during fiscal 1997.

(2) The exercise price may be paid in cash, check, promissory note, shares of the Company's Common Stock (subject to approval of the Board of Directors) or any combination of such methods.

(3) Options may terminate before their expiration date if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(4) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of its Common Stock.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information concerning options held on December 31, 1997 with respect to each Named Executive Officer.

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED      VALUE        OPTIONS AT FY-END          AT FY-END($)(1)
                         ON EXERCISE REALIZED($) ------------------------- -------------------------
          NAME               (#)         (1)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
E. Alexander Glover.....      --          --       81,875       78,125           --       $45,000
C. Allen Batts..........      --          --       72,180          --       $124,500          --
Ronald J. Becht, Jr. ...      --          --       30,367       30,000        68,500       30,000
Dennis P. Waldera.......      --          --       20,833       49,167           --        30,000
Raymond E. Nystrom......      --          --       11,250       33,750        28,100       84,200
Frank S. McNear.........    7,083      $6,100         --           --            --           --

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option and the exercise price of the option.

BENEFIT PLANS

  The following is a brief summary of plans in effect during the fiscal year ended December 31, 1997 under which executive officers and directors of the Company received benefits:

  1992 Stock Option Plan. As of December 31, 1997, 54,633 stock options for the issuance of common stock were outstanding pursuant to the 1992 Stock Option Plan (the "Plan"). No new stock option grants can be issued under the Plan. Stock options outstanding pursuant to the Plan vest over two to four years from the grant date and expire ten years from the grant date.

  1995 Stock Plan. The 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors in February 1995 and was approved by the Company's stockholders in March 1995. The Company relies upon the 1995 Plan to attract and retain skilled employees, consultants and quality management. A total of 900,000 shares of Common Stock are reserved for issuance under the 1995 Plan. As of December 31, 1997, no shares of Common Stock had been issued upon exercise of stock options, and options to purchase an aggregate of 482,898 shares were outstanding at a weighted average exercise price of $6.844 per share, of which 219,398 shares were vested.

  1995 Employee Stock Purchase Plan. The Company's ESPP was adopted by the Board of Directors in February 1995 and approved by the Company's stockholders in March 1995. As of December 31, 1997, a total of 155,000 shares of common stock are reserved for issuance and 82,833 shares have been issued pursuant to the ESPP. The ESPP is administered by the Compensation Committee of the Board of Directors. The ESPP permits eligible employees, as defined, to purchase common stock through payroll deductions, which may not exceed 15% of the employee's base compensation. No employee may purchase more than $25,000 worth of stock in any calendar year. The price of shares purchased under the ESPP is 85% of the lower of the fair market value of the common stock on (i) the first day of the offering period; or (ii) the last day of the offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

  1995 Director Option Plan. The 1995 Director Option Plan (the "Director Plan") was adopted by the Company's Board of Directors in February 1995 and approved by the company's stockholders in March 1995. A total of 75,000 shares of common stock are reserved for issuance, 36,000 stock options remain outstanding and no shares have been issued pursuant to an exercise of stock options under the Director Plan. The Director Plan provides for the grant of non-statutory stock options to non-employee directors of the Company ("Outside Directors") pursuant to a non-discretionary grant mechanism. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company's common stock on the date of grant. Options granted to the Outside Directors have a 10 year term, or shorter upon termination of their tenure as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1997, all filing requirements applicable to its executive officers and directors were complied with.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1997. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

  During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

  In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's chief executive officer, as appropriate. For fiscal 1997, the Compensation Committee reviewed compensation surveys prepared by outside compensation consultants. Such surveys were utilized to establish compensation packages that are within the range of those persons holding comparably responsible positions at companies similar to the Company in age, number of employees, revenues and overall growth rate.

  The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance; and (iii) stock option awards designed to align stockholder interests with those of management by providing long-term incentives for the Company's key employees. In fiscal 1997, the Compensation Committee reviewed and used comparable Company data as the basis for setting executive compensation within the framework described above.

  Base salary is based upon the responsibilities of the particular executive officers targeted at the median of comparable companies and is reviewed on an annual basis. Base salaries for fiscal year 1998 for Mr. Glover, Mr. Becht, Mr. Nystrom, Mr. Waldera and Mr. Volwiler are $300,000, $175,000, $175,000, $175,000 and $24,000, respectively, were determined by the Compensation Committee and approved by the full Board.

  Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount tied to a percentage of each officer's base salary. These percentages are generally established by the Compensation Committee at the end of each fiscal year for the following fiscal year. The fiscal 1997 guidelines for the Company's executive officers ranged up to 75% of base salary. Incentive bonus payments of $130,000, $61,875, $66,250, $72,813, $70,938 and $31,250 were made to Mr. Glover, Mr. Batts, Mr.
Becht, Mr. Nystrom, Mr. Waldera and Mr. Volwiler, respectively, for fiscal 1997. For fiscal 1998, bonus guidelines are up to 75% of base salary.

  The long-term performance based compensation of executive officers takes the form of option awards under the Company's 1995 Stock Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the 1995 Stock Plan, the Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. Individual grants may vary within the range to reflect individual performance and potential. The option program also utilizes vesting periods to encourage retention of key employees.

  Specific information regarding compensation of the executive officers is contained in the accompanying table.

TAX POLICY

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million. The Company endeavors to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consisted of John B. Mumford and William P. Sousa during fiscal 1997. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Glover, President and Chief Executive Officer of the Company, although not a voting member of the Compensation Committee participates in all discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Glover is excluded from discussions and decisions regarding his own salary and incentive compensation.

                                          John B. Mumford
                                          William P. Sousa

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

  Mr. Glover, the Company's President and Chief Executive Officer, entered into an employment agreement with the Company on March 24, 1995, subsequently amended effective July 1, 1997. Under the terms of Mr. Glover's employment agreement, his annual base salary is not to be less than $300,000, he is eligible for a bonus of up to 50% of his base salary provided the Company meets certain targeted financial criteria, and he is to receive an annual stock option grant for a minimum of 50,000 shares of common stock at the fair market value on the date of grant, provided however that the exercise price of the additional options may be limited to $500,000. The agreement expires on March 24, 2001. In the event Mr. Glover is terminated prior to the expiration of the agreement, he will be entitled to severance equal to twelve months base salary.

  Mr. Waldera, the Company's Vice President of Direct Marketing, has an agreement with the Company providing that in the event he is terminated without cause, he will be entitled to receive his base salary and benefits for nine months following the termination, his accrued Management Bonus, his outstanding stock options shall become fully vested and exercisable within three months from the date of termination and he will have the option of continuing to be covered by the Executive Disability Plan.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) a peer group consisting of the publicly traded catalog sales companies identified in Note 1 below for the period commencing April 7, 1995 (the date of the Company's initial public offering) and ending on December 31, 1997. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.


                          COMPARISON OF TOTAL RETURN
          AMONG HELLO DIRECT, INC., THE NASDAQ STOCK MARKET-US INDEX
                               AND A PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

MEASUREMENT PERIOD           HELLO          NASDAQ
(FISCAL YEAR COVERED)        DIRECT         STOCK MARKET  PEER GROUP
-------------------          ----------     ------------  ----------
Measurement Pt- 4/7/95       $100           $100         $100
FYE  12/95                   $ 59           $130         $123
FYE  12/96                   $ 41           $160         $136
FYE  12/97                   $ 58           $197         $123

  NOTE (1). The Peer Group consists of the following companies: Hello Direct, Inc., Blair Corporation, Concepts Direct, Inc., CDW Computer Centers, Inc., Corporate Express, Inc., DM Management Co., Damark International, Inc., Eastbay, Inc., Fingerhut Co., Inc., Geerlings & Wade, Inc., Global DirectMail, Corp., Sport Supply Group, Inc., Hanover Direct, Inc., Initio, Inc., Lands' End, Inc., Lillian Vernon Corporation, Creative Computers, Inc., Micro Warehouse, Inc., New England Business Service, Inc., Insight Enterprises, Inc., U.S. Office Products, Co., Right Start, Inc., Speigel, Inc., Trend-Lines, Inc. Universal Self Care, Inc. and Viking Office Products, Inc.

TRANSACTION OF OTHER BUSINESS

  The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          Raymond Nystrom
                                          Vice President of Operations,
                                          Chief Financial Officer and
                                           Secretary

San Jose, California
April 9, 1998

                               HELLO DIRECT, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                      (AS AMENDED EFFECTIVE MAY 6, 1998)


     The following constitute the provisions of the 1995 Employee Stock Purchase Plan of Hello Direct, Inc.

     1.   Purpose.  The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the common stock of the Company.
               ------------

          (d) "Company" shall mean Hello Direct, Inc. and any Designated
               -------
Subsidiary of the Company.

          (e) "Compensation" shall mean all base straight time gross earnings,
               ------------
including commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation.

          (f) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Employee" shall mean any individual who is an Employee of the
               --------
Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h) "Enrollment Date" shall mean the first day of each Offering
               ---------------
Period.

          (i) "Exercise Date" shall mean the last day of each Offering Period.
               -------------

          (j) "Fair Market Value" shall mean, as of any date, the value of
               -----------------
Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as
                              -----------------------
the Board deems reliable, or;

          (2) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such
                                               -----------------------
other source as the Board deems reliable, or;

          (3) In the case of the first Offering Period, the Fair Market Value may be determined by the Board to be the initial price to the public of shares of Common Stock in the Company's initial public offering.

          (4) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "Offering Period" shall mean the period of approximately six (6)
               ---------------
months, commencing on the first Trading Day on or after March 1 and terminating on the last Trading Day in the period ending the following August 31, or commencing on the first Trading Day on or after September 1 and terminating on the last Trading Day in the period ending the following February 28 (February 29 in leap years) of each year, during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall begin on the effective date of the Company's initial public offering of its Common Stock that is registered with the Securities and Exchange Commission and shall end on the last Trading Day on or before August 31, 1995. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (l) "Plan" shall mean this Employee Stock Purchase Plan.
               ----

          (m)   "Purchase Price" shall mean an amount equal to 85% of the Fair
                 --------------
Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (n) "Reserves" shall mean the number of shares of Common Stock covered
               --------
by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (o) "Subsidiary" shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p) "Trading Day" shall mean a day on which national stock exchanges
               -----------
and the Nasdaq System are open for trading.

     3.   Eligibility.
          -----------

          (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.   Offering Periods.  The Plan shall be implemented by consecutive
          ----------------
Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.   Payroll Deductions.
          ------------------

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the participant's Compensation during said Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.   Grant of Option.  On the Enrollment Date of each Offering Period, each
          ---------------
eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8.   Exercise of Option.  Unless a participant withdraws from the Plan as
          ------------------
provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period or Offering Period, subject to earlier with drawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.   Delivery.  As promptly as practicable after each Exercise Date on
          --------
which a purchase of shares occurs, the shares shall be credited to an account in the participant's name with a brokerage firm selected by the Board to hold the shares in its street name.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     11.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be three hundred five thousand (305,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

     13.  Administration.  The Plan shall be administered by the Board or a
          --------------
committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     14.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such partici pant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18.  Adjustments Upon Changes in Capitalization or Change of Control.
          ---------------------------------------------------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Change in Control.  In the event of a "Change in Control" of the
              -----------------
Company, as defined in paragraph (c) below, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Change of Control. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Definition of "Change in Control".  For purposes of this Section
              ---------------------------------
10, a "Change in Control" means the happening of any of the following:

          (1) when any "person" or "group" of persons, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include any person (or
                       --------
any person acting as a group) which, as of the date of the adoption of this 1995 Employee Stock Purchase Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; or

          (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (3) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

          (4) a change in the composition of the Board occurring as a result of any one meeting of the shareholders of the Company, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either are (A) Directors as of the date the Plan is approved by the shareholders, or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual who is not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

     19.  Amendment or Termination.
          ------------------------

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                   EXHIBIT A
                                   ---------


                               HELLO DIRECT, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application              Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.   ________________________________________ hereby elects to participate in the Hello Direct, Inc. 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (1-15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Hello Direct, Inc. 1995 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):
     ___________________________________________________________________________
     ___________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE
     ------------------------------------------------------------------------
     DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR
     ---------------------------------------------------------------------------
     FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE
     ------------------------------------------------------------------------
     UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be
     ----------------------------------------
     obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)______________________________________________
                      (First)         (Middle)               (Last)


____________________________________________________________________________
Relationship

                              _____________________________________________
                              (Address)

Employee's Social
Security Number:              ____________________________________



Employee's Address:           ____________________________________

                              ____________________________________

                              ____________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:___________________     ________________________________________
                              Signature of Employee


                              _______________________________________
                              Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B
                                   ---------


                               HELLO DIRECT, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



     The undersigned participant in the Offering Period of the Hello Direct, Inc. 1995 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned under stands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                    Name and Address of Participant:

                                    ________________________________

                                    ________________________________

                                    ________________________________


                                    Signature:


                                    ________________________________


                                    Date:__________________________

                                     PROXY

                              HELLO DIRECT, INC.

                               5893 RUE FERRARI
                            SAN JOSE, CA 95138-1858

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Revoking any such prior appointment, the undersigned hereby appoints E. Alexander Glover and Raymond E. Nystrom and each of them attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting of stockholders of Hello Direct, Inc., to be held at the Company's principal executive offices located at 5893 Rue Ferrari, San Jose, California 95138, on Wednesday, May 6, 1998 at 9:00 a.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN, AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3), AND IN THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement relating to such annual meeting.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1.  Election of Directors

    NOMINEES    C. Allen Batts, John W. Combs, E. Alexander Glover, Deepak
Kamra, John B. Mumford, William P. Sousa and Charles E. Volwiler

   [_] FOR       [_] WITHHELD    [_] ______________________________________
                                     For all nominees except as noted above


               [_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

               [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

2. Proposal to ratify and approve an amendment to the Company's 1995 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 150,000.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.



SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Signature should conform exactly to name shown on the proxy. Executors, administrators, guardians, trustees, attorneys, and officers signing for corporations should give full title.)